UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


                Date of Report: August 22, 2003
      Date of the Earliest Event Reported: August 19, 2003


                     HOMASOTE COMPANY
      (Exact name of registrant as specified in its charter)


                           New Jersey
         (State or other jurisdiction of incorporation)


       1-3786                      21-0388986
       (Commission         (IRS Employer Identification
        file number)        Number)


        LOWER FERRY ROAD, WEST TRENTON, NJ           08628
     (Address of principal executive offices)    (Zip Code)


                         609-883-3300
     (Registrant's telephone number, including area code)


Item 4:  Changes in Registrant's Certifying Accountant.

KPMG LLP ("KPMG") was previously the principal accountants for Homasote Company. On August 19, 2003, KPMG terminated the client-auditor relationship between it and Homasote Company.

In connection with the audits of the two fiscal years ended December 31, 2002, and the subsequent interim period through June 30, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

The audit reports of KPMG on the consolidated financial statements of Homasote Company and subsidiary as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

A letter from KPMG is attached as Exhibit 16 to this Form 8-K.

Item 7:  Financial Statements and Exhibits

     (c) Exhibits

16. Letter from KPMG LLP dated August 22, 2003 regarding the information contained herein.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                      HOMASOTE COMPANY (Registrant)




Date: August 22, 2003        By: /S/ WARREN FLICKER
                                      Warren Flicker
                                 Chairman of the Board and
                                 Chief Executive Officer



                          EXHIBIT 16
                        August 22, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Homasote Company and, under the date of March 4, 2003, except as to the second paragraph of Note 4, which is as of July 24, 2003, we reported on the consolidated financial statements of Homasote Company and subsidiary as of and for the years ended December 31, 2002 and 2001. On August 19, 2003, we resigned. We have read Homasote Company's statements included under Item 4 of its form 8-K dated August 22, 2003, and we agree with such statements.

Very truly yours,

/s/ KPMG LLP